Exhibit 10.5
ASSIGNMENT AGREEMENT

This Assignment Agreement (Agreement) is made as of the 28th day of April, 2009 by and between Smith Young and Associates, Inc., a Colorado Corporation, its successors, affiliates, and assigns, Morton Weisbrot an individual residing in the State of Arizona, his successors, and assigns, (hereinafter all collectively referred to as the "Assignor") and, Terrasol Holdings LTD, a Nevada Corporation (“Assignee”), Sometimes referred to herein collectively as “the parties”.

RECITALS

1.              Assignor is a party to a certain Exclusive Manufacturing Agreement dated the 1st day of August, 2008, attached hereto as “Exhibit A” and incorporated herein by reference.

3.              Assignor desires to sell the Assignee all of Assignor's right, title and interest to the Agreement, a certain Exclusive Manufacturing  Agreement dated the 1st day of August, 2008, attached hereto and incorporated herein by reference.

IT IS AGREED AS FOLLOWS:

1.              Assignment of Exclusive Manufacturing Agreement:

A.           Assignment:  Assignor assigns in full all of Assignor's right, title and interest in and to the a certain Exclusive Manufacturing  Agreement dated the 1st day of August, 2008.  Assignor will sign a Bill of Sale and Assignment in the form attached as “Exhibit B” .

3.             Closing:  This transaction will close at on or before Tuesday, April 28th 2009.  Assignee will pay all costs of closing.

4.              Representations of Assignor:

 A.           Assignor is the legal and equitable exclusive holder of One Hundred Percent (100%) of all rights granted under the Exclusive Manufacturing  Agreement dated the 1st day of August, 2008 and has full power and authority to assign the Exclusive Manufacturing  Agreement dated the 1st day of August, 2008 at its sole discretion, without prior notice or consent of any kind or nature, from any person or entity, natural or unnatural.

 B.           Assignor has not executed any prior assignment, pledge or any other document which impairs Assignor's ability to assign in full all legal and equitable rights held by Assignor in and to the Exclusive Manufacturing  Agreement dated the 1st day of August, 2008

 C.           Assignor has executed no release, discharge, satisfaction or cancellation of the Exclusive Manufacturing  Agreement dated the 1st day of August, 2008.

     D.           Assignor has provided Assignee with true and correct copies of the Exclusive Manufacturing  Agreement dated the 1st day of August, 2008.

 5.             Counterparts.  This Agreement may be signed in one or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all suchcounterparts together shall be deemed an original of this Agreement.  Delivery of an executed counterpart of the signature to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

 6.             Choice of Law; Venue; Jurisdiction; Attorneys’ Fees.  The parties acknowledge and agree that this Agreement has been made in Arizona, and that it shall be governed by, construed, and enforced in  accordance with the laws of the State of Arizona, without reference to its conflicts of laws principles.  The parties also acknowledge and agree that any action or proceeding arising out of or relating to this Agreement or the enforcement thereof shall be brought in the Maricopa County Superior Court, and each of the parties irrevocably submits to the exclusive jurisdiction of that Court in any such action or proceeding, waives any objection the party may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such action or proceeding shall be heard and determined only in that Court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement or the enforcement hereof in any other court.  The parties also acknowledge and agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or convenience of forum, or to personal or subject matter jurisdiction.  The parties also acknowledge and agree that any action or proceeding referred to above may be served on any party anywhere in the world without any objection thereto.  The parties also acknowledge and agree that the prevailing party in any such action or proceeding shall be awarded the party’s reasonable attorneys’ fees and costs (including, but not limited to, costs of court).

7.              Fair Meaning.  The parties agree that the wording of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties to this Agreement, including the party responsible for drafting the Agreement.

8.              Entire Agreement.  The parties declare and represent that no promise, inducement or agreement not herein expressed has been made, and that this Agreement constitutes the entire Agreement between the parties, and supersedes all prior negotiations, proposed agreements, or understandings, if any, between the parties concerning any of the provisions or contents of this Agreement.

9.              Mutual Drafting. The parties hereto acknowledge and agree that they are sophisticated and have been represented by attorneys who have carefully negotiated the provisions of this Agreement. As a consequence, the parties also agree that they do not intend that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effect.

10.           Jurisdiction.   Service of Process.  Any action or proceeding arising out of or relating to this Agreement shall be governed by Section 6 of this Agreement, and each of the parties irrevocably submits to the exclusive jurisdiction of each court identified therein in any such action or proceeding; waives any objection the party may now or hereafter have to venue or to convenience of forum; agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court; and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court.  The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.  Process in any action or proceeding referred to in the first sentence of this Section 10 may be served on any party anywhere in the world.

11.            Waiver; Remedies Cumulative.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither any failure nor any delay by any party in exercising any right power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law,

(i)  no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;

(ii) no waiver that may be given by a party will be applicable except in the specific instance in which it is given; and

(iii) no notice or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

12.           Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given to a party when:

(i)   delivered by hand or by a nationally recognized overnight courier service  (costs prepaid),

(ii)   sent by facsimile with confirmation of transmission by the transmitting equipment, or;

(iii)   received or rejected by the addressee, if sent by certified mail, postage prepaid and return receipt requested, in each case to the following:

(i) if to Assignor, to:                                                Smith Young and Associates, Inc.
                    1767-A Denver West Blvd,
                    Golden Colorado, 80401

(ii) if to Assignee, to:                                              Terrasol Holdings Ltd.
                   101 California Street
                   Suite #2450
                           San Francisco, CA 94111

13.           Binding on Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of each party, its successors, and assigns.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party without the prior written consent of the other party.

14.           Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted successors or assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors or assigns, any legal or equitable rights, remedy or claim hereunder.

15.           Severability.   If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
16.           Authority of Signers.  The parties represent and warrant that the person whose signature is set forth  below on behalf of a party is fully authorized to execute this Agreement on behalf of that party.

17.           Amendment.  No amendment to this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

"ASSIGNOR"
SMITH YOUNG and ASSOCIATES, INC.  A Colorado Corporation

EIN#   26-3316924

By:  CARY LEE PETERSON
        Cary Lee Peterson
        Its President

"ASSIGNOR"
Morton Weisbrot, an Individual

By:  MORTON WEISBROT
        Morton Weisbrot

“ASSIGNEE”

TERRASOL HOLDINGS LTD, a Nevada Corporation

JERRY ALVAREZ
By: Jerry Alvarez, President, Director